Exhibit 20.13

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - March 2006

Capital One Master Trust (COMT)

Series		COMT 1998-1
Size		$591 MM
Expected Maturity (Class A)		04/15/2008

Gross Monthly Payment Rate		19.69%
Delinquency Rate:	30 to 59 days	1.04%
	60 to 89 days	0.71%
	90 + days	1.64%

Excess Spread Analysis

	Series	COMT 1998-1
	Portfolio Yield	19.44%
	Weighted Average Coupon	6.31%
	Servicing Fee Percentage	1.50%
	Net Loss Rate	2.61%

Excess Spread Percentage:	Mar-06	9.01%
	Feb-06	9.70%
	Jan-06	8.59%
	3-Month Average Excess Spread	9.10%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - March 2006

Capital One Master Trust (COMT)

Series		COMT 1999-3
Size		$500 MM
Expected Maturity (Class A)		07/17/2006

Gross Monthly Payment Rate		19.69%
Delinquency Rate:	30 to 59 days	1.04%
	60 to 89 days	0.71%
	90 + days	1.64%

Excess Spread Analysis

	Series	COMT 1999-3
	Portfolio Yield	19.44%
	Weighted Average Coupon	5.00%
	Servicing Fee Percentage	1.50%
	Net Loss Rate	2.61%

Excess Spread Percentage	Mar-06	10.33%
	Feb-06	10.65%
	Jan-06	9.74%
	3-Month Average Excess Spread	10.24%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - March 2006

Capital One Master Trust (COMT)

Series			COMT 2000-3
Size			$1000 MM
Expected Maturity (Class A)			08/15/2007

Gross Monthly Payment Rate			19.69%
Delinquency Rate:	30 to 59 days		1.04%
		60 to 89 days	0.71%
		90 + days	1.64%

Excess Spread Analysis

Series	COMT 2000-3
Portfolio Yield	19.44%
Weighted Average Coupon	5.01%
Servicing Fee Percentage	2.00%
Net Loss Rate	2.61%

Excess Spread Percentage:	Mar-06	9.81%
Feb-06	10.13%
Jan-06	9.22%
3-Month Average Excess Spread	9.72%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - March 2006

Capital One Master Trust (COMT)

Series		COMT 2001-1	COMT 2001-3	COMT 2001-5	COMT 2001-6
Size		$1200 MM	$750 MM	$1000 MM	$1300 MM
Expected Maturity (Class A)		02/15/2008	05/15/2006	08/15/2006	08/15/2008

Gross Monthly Payment Rate		19.69%	19.69%	19.69%	19.69%
Delinquency Rate:	30 to 59 days	1.04%	1.04%	1.04%	1.04%
	60 to 89 days	0.71%	0.71%	0.71%	0.71%
	90 + days	1.64%	1.64%	1.64%	1.64%

Excess Spread Analysis

	Series	COMT 2001-1	COMT 2001-3	COMT 2001-5	COMT 2001-6
	Portfolio Yield	19.44%	19.46%	19.44%	19.44%
	Weighted Average Coupon	4.88%	5.55%	5.42%	4.89%
	Servicing Fee Percentage	2.00%	2.00%	2.00%	2.00%
	Net Loss Rate	2.61%	2.61%	2.61%	2.61%

Excess Spread Percentage:	Mar-06	9.94%	9.29%	9.41%	9.94%
	Feb-06	10.40%	10.06%	10.18%	10.28%
	Jan-06	9.47%	8.93%	9.06%	9.37%
	3-Month Average Excess Spread	9.94%	9.43%	9.55%	9.86%

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - March 2006

Capital One Master Trust (COMT)

Series		COMT 2001-8
Size		$1000 MM
Expected Maturity (Class A)		10/16/2006

Gross Monthly Payment Rate		19.69%
Delinquency Rate:	30 to 59 days	1.04%
	60 to 89 days	0.71%
	90 + days	1.64%

Excess Spread Analysis

	Series	COMT 2001-6
	Portfolio Yield	19.44%
	Weighted Average Coupon	4.85%
	Servicing Fee Percentage	2.00%
	Net Loss Rate	2.61%

Excess Spread Percentage:	Mar-06	9.97%
	Feb-06	10.75%
	Jan-06	9.63%
	3-Month Average Excess Spread	10.12%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - March 2006

Capital One Master Trust (COMT)

Series		COMT 2002-1	COMT 2002-2	COMT 2002-4
Size		$1000 MM	$620 MM	$750 MM
Expected Maturity (Class A)		01/15/2009	03/15/2007	05/15/2007

Gross Monthly Payment Rate		19.69%	19.69%	19.69%
Delinquency Rate:	30 to 59 days	1.04%	1.04%	1.04%
	60 to 89 days	0.71%	0.71%	0.71%
	90 + days	1.64%	1.64%	1.64%

Excess Spread Analysis

	Series	COMT 2002-1	COMT 2002-2	COMT 2002-4
	Portfolio Yield	19.44%	19.44%	19.44%
	Weighted Average Coupon	4.91%	4.85%	5.12%
	Servicing Fee Percentage	2.00%	2.00%	2.00%
	Net Loss Rate	2.61%	2.61%	2.61%

Excess Spread Percentage:	Mar-06	9.91%	9.98%	9.70%
	Feb-06	10.37%	10.44%	10.48%
	Jan-06	9.44%	9.51%	9.36%
	3-Month Average Excess Spread	9.91%	9.98%	9.85%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.